Exhibit 10.2      5% Convertible Debenture

THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.



                                    DEBENTURE


                              EAGLE BROADBAND INC.


                            5% Convertible Debenture


                             Due October ____, 2005


No.  001                                                         $ 3,000,000

     This Debenture is issued by EAGLE BROADBAND INC., a Texas corporation (the "Company"), to Cornell Capital Partners, LP (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE II.

     Section 2.01 Principal and Interest. For value received, on October ___, 2002, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of Three Million Dollars (US $3,000,000), together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the third (3rd ) year anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein.

     Section 2.02 Optional Conversion. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time subject to
Section 1.03 herein, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), at the price per share (the "Conversion Price") equal to either (a) an amount equal to One Dollar ($1.00) or (b) an amount equal to ninety percent (90%) of the average of the four (4) lowest closing trade prices of the Common Stock, as quoted by Bloomberg L.P. (the "Closing Trade Price"), for the five (5) trading days immediately preceding the Conversion Date (as defined herein). Subparagraphs (a) and (b) above are individually referred to as a "Conversion Price". As used herein, "Principal Market" shall mean the American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean, the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

     Section 1.03 Restriction on Conversion.The Holder shall not be entitled to convert this Debenture for a period of one hundred eighty (180) days from the date hereof. After one hundred eighty (180) days form the date hereof if the Conversion Price is below One Dollar ($1.00) the Holder shall be entitled, at its option, to convert, and sell on the same day up to Fifty Thousand Dollars ($50,000) every five (5) business days. After twelve (12) months from the date hereof if the Conversion Price is below One Dollar ($1.00) the Holder shall be entitled, at its option, to convert, and sell on the same day up to Seventy Five

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Thousand Dollars ($75,000) every five (5) business days. Notwithstanding the foregoing, after one hundred eighty (180) days from the date hereof the Holder shall be entitled, at its option, to convert, and sell on the same day with out restriction if the Conversion Price is above One Dollar ($1.00).

     Section 1.04 Right of Redemption. Upon ten (10) business days prior written notice to the Holder the Company shall have the right to redeem this Debenture in whole or in part. The redemption price shall be one hundred percent (100%) of the face value of this Debenture plus accrued interest (the "Redemption Price").

     Section 1.05 Reservation of Common Stock. The Company shall reserve and keep available 15,000,000 shares of Common Stock out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized, registered and available, then Butler Gonzalez LLP shall be authorized to act pursuant to the Irrevocable Transfer Agent Instructions and require the Company's transfer agent to issue to the Holder upon conversion authorized and unissued shares of Common Stock from the 15,000,000 shares of Common Stock reserved by the transfer agent. In the event the 15,000,000 reserved shares of Common Stock are insufficient to effectuate such conversion, or the 15,000,000 reserved shares have been exhausted, the Company shall call and hold a special meeting of its stockholders within sixty
(60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

     Section 1.06 Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "Investor Registration Rights Agreement"). Failure to comply with the obligations pursuant to the Registration Rights Agreement shall entitle the Holder to effectuate conversions of the then outstanding Convertible Debenture from the 15,000,000 authorized and unissued shares of the Company's Common Stock reserved by the Company's transfer agent.

     Section 1.07 Interest Payments. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in
Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Trade Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

     Section 1.08 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

     Section 1.09 Subordinated Nature of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all accounts payable of the Company incurred in the ordinary course of business and/or bank debt of the Company.

                                  ARTICLE III.

     Section 3.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of the Holder. Without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

                                  ARTICLE IV.

     Section 4.01 Events of Default. An Event of Default is defined as follows:
(a) failure by the Company to pay amounts due hereunder within ten (10) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) failure by the Company's transfer agent to issue Common Stock to the Holder within two (2) business days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other material agreements in the Debenture; (e) failure by the Company to have a sufficient number of shares of Common Stock registered to effectuate conversion of the then outstanding convertible debenture, (f) failure of the Company to

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have a sufficient number of shares of Common Stock reserved with its transfer agent in order effectuate conversions of the then outstanding Convertible Debenture into restricted stock, (g) events of bankruptcy or insolvency; (h) a breach by the Company of its obligations under the Securities Purchase Agreement or the Investor Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof, such Events of Default if not cured with ten (10) days shall entitle the Holder to accelerated full repayment of all debentures outstanding.

     Section 4.02 Failure to Register Sufficient Number of Shares. If after the effectiveness of the Registration Statement or any post-effective amendment or other such amendment the number of shares registered are insufficient to effectuate conversion of all of the Convertible Debentures then outstanding or if after two (2) years from the effectiveness of the registration statement there remains Convertible Debentures unconverted the Company shall file within ten (10) days from the date thereof a post-effective amendment, such amendment as is necessary, or registration statement to register a sufficient amount of shares to effectuate full conversion of the convertible debenture then outstanding. Failure to file such post effective amendment or other related amendment within ten (10) days or failure to obtain the effectiveness of such post-effective amendment, registration statement or such other amendment as is necessary to effectuate conversion of the convertible debenture outstanding and sales of the conversion shares within forty five (45) days from the date of filing shall entitle the holder in addition to other remedies outlined herein and in the Registration Rights Agreement dated the date hereof to effectuate conversions and have issued shares from the 15,000,000 shares of authorized and unissued Common Stock reserved by the Company's Transfer Agent.

     Section 4.03 Failure to Issue Common Stock. As indicated in Article III
Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder accelerated full repayment of all debentures outstanding. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

                                   ARTICLE V.

     Section 5.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the date of closing, into shares of Common Stock at a price equal to the Conversion Price as described in Section
1.02 above and subject to Section 1.03.

     Section 5.02 Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

     Section 5.03 Termination of Conversion Rights. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the third (3rd ) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

     Section 5.04 AMEX Listing Standards, Policies and Requirements. Notwithstanding anything to the contrary stated herein, if an event occurs or circumstances exist that, assuming issuance of the full number of shares of Common Stock issuable upon conversion of this Debenture (in whole or in part) in accordance with Section 1.02 hereof, would result in a violation of the AMEX Listing Standards, Policies and Requirements Section 713 (or any similar applicable section), then upon receipt of a Conversion Notice, the Company shall not issue any shares of Common Stock that would result in such a violation and shall:

     1. Promptly issue the maximum number of shares of Common Stock allowable without resulting in such violation;

     2. Promptly take all action necessary in accordance with applicable law and the Company's certificate of incorporation and bylaws to hold and convene a meeting of the Company's shareholders (but not later than forty five (45) days after the date of receipt of the Conversion Notice) and the Company and its Board of Directors shall not postpone or adjourn such meeting, and the Company and its Board of Directors shall take all other actions necessary or advisable, to secure the vote or consent of the shareholders to approve the issuance in full of the shares of Common Stock issuable upon conversion of this Debenture;

     3. If necessary shareholder approval or consent has been received within forty five (45) days, promptly issue the remaining shares issuable under the Conversion Notice (the "AMEX Excess Shares"); and

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     4. If necessary shareholder approval or consent has not been received and the meeting described in subsection (2) above has been convened, within forty five (45) days pay to the Holder in cash the amount equal to (A) the AMEX Excess Shares multiplied by (B) the Conversion Price on the date of receipt of the Conversion Notice.

                                  ARTICLE VI.

     Section 6.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

     Section 6.02 Consent of Holder to Sell Common Stock. Except for the Equity Line of Credit Agreement dated the date hereof between the Company and Cornell Capital Partners, LP. so long as any of the principal of or interest on this Note remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than its closing trade price determined immediately prior to its issuance, (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, or (iii) file any registration statement on Form S-8, except to register stock for official employee stock plans.

                                  ARTICLE VII.

     Section 7.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

             If to the Company, to:      Eagle Broadband Inc.
                                         101 Courageous Drive
                                         League City, Texas 77573
                                         Attention: Dr. H. Dean Cubley
                                         Chairman and Chief Executive Officer
                                         Telephone: (281) 538-6000
                                         Facsimile: (281) 334-5302

             With a copy to:             Weed & Co, LLP
                                         4695 MacArthur Court - Suite 1430
                                         Newport Beach, California 92660
                                         Attention: Rick Weed, Esq.
                                         Telephone: (949) 475-9086
                                         Facsimile:   (949) 475-9087

             If to the Holder:           Cornell Capital Partners, LP
                                         101 Hudson Street - Suite 3606
                                         Jersey City, New Jersey 07302
                                         Attention: Mark A. Angelo
                                         Telephone: (201) 985-8300
                                         Facsimile:  (201) 985-8266

             With a copy to:             Butler Gonzalez LLP
                                         1000 Stuyvesant Avenue - Suite 6
                                         Union, NJ 07083
                                         Attention:        David Gonzalez, Esq.
                                         Telephone:        (908) 810-8588
                                         Facsimile:        (908) 810-0973

     Section 7.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Texas without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising

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under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

     Section 7.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

     Section 7.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

     Section 7.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

     IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

                                            EAGLE BROADBAND INC.

                                            By:/s/H. Dean Cubley
                                               ----------------------
                                            Name: Dr. H. Dean Cubley
                                            Title: Chairman and CEO


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                                   EXHIBIT "A"
                         TO TRANSFER AGENT INSTRUCTIONS

                            FORM OF CONVERSION NOTICE


     Reference is made to the Securities Purchase Agreement (the "Securities Purchase Agreement") between Eagle Broadband Inc. (the "Company"), and Buyer(s) listed therein , dated September ___, 2002. In accordance with and pursuant to the Securities Purchase Agreement, the undersigned hereby elects to convert convertible debentures into shares of common stock, no par value per share (the "Common Stock"), of the Company for the amount indicated below as of the date specified below.

         Conversion Date:
                                    --------------------------------------------

         Amount to be converted:    $
                                     -------------------------------------------

         Amount of Debenture unconverted:   $
                                             -----------------------------------

         Conversion Price per share:                 $
                                                      --------------------------

         Number of shares of Common Stock to be issued:


Please issue the shares of Common Stock in the following name and to the following address:

         Issue to:

         Authorized Signature:
                                    --------------------------------------------
         Name:
                                    --------------------------------------------
         Title:
                                    --------------------------------------------
         Phone #:
                           -----------------------------------------------------

         Broker DTC Participant Code:
                                            ------------------------------------
         Account Number*:
                                            ------------------------------------



         * Note that receiving broker must initiate transaction on DWAC System.


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